Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
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     Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Georgia Bancshares, Inc.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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fee was paid previously. Identify the previous filing by registration statement
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



                            GEORGIA BANCSHARES, INC.
                               100 West Park Drive
                          Peachtree City, Georgia 30269


                    Notice of Annual Meeting of Shareholders


Dear Fellow Shareholder:

     We cordially invite you to attend the 2003 Annual Meeting of Shareholders of Georgia Bancshares, Inc., the holding company for The Bank of Georgia. At the meeting, we will report on our performance in 2002 and answer your questions. We are excited about our accomplishments in 2002 and look forward to discussing both our accomplishments and our plans with you.

     This letter serves as your official notice that we will hold the meeting on Wednesday, May 14, 2003 at 4:30 p.m. at our office located at 100 West Park Drive, Peachtree City, Georgia 30269, for the following purposes:

     1.  To elect four members to the board of directors; and

     2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

     Shareholders owning our common stock at the close of business on March 28, 2003 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at our offices prior to the meeting.

     Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                       By order of the board of directors,





                                       Ira P. Shepherd, III
                                       President and Chief Executive Officer


April 14, 2003
Peachtree City, Georgia

                            Georgia Bancshares, Inc.
                               100 West Park Drive
                          Peachtree City, Georgia 30269

                      Proxy Statement for Annual Meeting of
                     Shareholders to Be Held On May 14, 2003


     Our board of directors is soliciting proxies for the 2003 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               Voting Information

     The board set March 28, 2003 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 2,337,573 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

     When you sign the proxy card, you appoint Ira P. Shepherd, III and Dale K. Geeslin as your representatives at the meeting. Messrs. Shepherd and Geeslin will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Shepherd and Geeslin will vote your proxy for the election to the board of directors of all nominees listed below under "Election of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Messrs. Shepherd and Geeslin will vote your proxy on such matters in accordance with their judgment.

     You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

     Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

     We are paying for the costs of preparing and mailing the proxy materials and of reimbursing others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 14, 2003.

                      Proposal No. 1: Election of Directors

     Our articles of incorporation provide for a classified board of directors, so that, as nearly as possible, one-third of the directors are elected each year to serve three-year terms. The terms of office of the classes of directors expire as follows: Class III at the 2003 annual meeting of shareholders, Class I at the 2004 annual meeting of shareholders, and Class II at the 2005 annual meeting of shareholders.

     All nominees are currently directors. We believe that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the board of directors fails to stand for election or is unable to accept election, your shares will be voted in favor of the election of another person nominated by the board of directors. There are no cumulative voting rights in the election of directors, which means you may vote only once for a nominee.


        Class I                    Class II                    Class III
        -------                    --------                    ---------

   Arlie C. Aukerman           Malcolm R. Godwin           Thomas G. Sellmer
    Joseph S. Black         William R. Hancock, Jr.      Ira Pat Shepherd, III
    Rick A. Duncan            Vincent M. Rossetti         Enrico A. Stanziale
    Dale K. Geeslin            Donnie H. Russell          James H. Webb, Jr.


Shareholders will elect four nominees as Class III directors at the meeting to serve a three-year term, expiring at the 2006 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

     The board of directors recommends that you elect Mr. Sellmer, Mr. Shepherd, Mr. Stanziale, and Mr. Webb as Class III directors.

     If you submit a proxy but do not specify how you would like it to be voted, Mr. Shepherd and Mr. Geeslin will vote your proxy to elect Mr. Sellmer, Mr. Shepherd, Mr. Stanziale, and Mr. Webb. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Shepherd and Mr. Geeslin will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

     Set forth below is certain information about the nominees. Each of the nominees is also an organizer and director of our subsidiary, The Bank of Georgia.

     Thomas G. Sellmer, 52, Class III director since our formation in 2001, has been the owner of Sellmer Property Management, a real estate management and investment company, since its formation in 1993. Mr. Sellmer is also involved in numerous real estate ventures throughout Fayette County. He was the vice president of Southern Screen & Embroidery, Inc. prior to starting Sellmer Property Management. Mr. Sellmer graduated from the University of Tennessee in 1972. Mr. Sellmer has been a director of The Bank of Georgia since 1999.

     Ira "Pat" Shepherd, III, 55, Class III director since our formation in 2001, serves as our chief executive officer and president. Mr. Shepherd has over 30 years of experience in the financial services industry and was most recently employed as the chief executive officer and president of RegionsBank/Fayette County and its predessessor, Fayette County Bank in Peachtree City, Georgia from 1989 until 1999 when he left to join our bank. He served as the vice president and senior lending officer for Peachtree National Bank from 1986 until 1989 and as the vice president of First National Bank of Newnan from 1970 until 1986. Mr. Shepherd received his B.B.A. degree in banking and finance from the University of Georgia in 1970 and graduated from the Louisiana State University graduate school of banking in 1990. He has lived in the Peachtree City area for over 15 years. He was a former board member of Sales and Marketing of the Mid-West Georgia Homebuilders Association and has served as a member of the Peachtree City Kiwanis Club. Mr. Shepherd was the State

Treasurer of Georgia Ducks Unlimited and currently serves as the Secretary/ Treasurer of the Fayette County Ducks Unlimited. Mr. Shepherd has been a director of The Bank of Georgia since 1999.

     Enrico A. Stanziale, 62, Class III director and chairman of the board since our formation in 2001, is the former owner and president of Amacor, Inc., a manufacturer of chemical resistant coatings. Mr. Stanziale retired from Amacor in 2000 after operating the company since its formation in 1992. Mr. Stanziale was the chairman of Fayette County Bank from 1989 until 1997. He attended Fairleigh Dickinson University from 1959 until 1964. Mr. Stanziale has been a director of The Bank of Georgia since 1999.

     James H. Webb, Jr., 56, Class III director since our formation in 2001, has been a senior partner for the law firm of Webb, Lindsey, Collins, Jones & Wade, LLC in Peachtree City, Georgia since 1992. Mr. Webb is active in the community and is a part owner of several real estate companies. He graduated from Georgia State University in 1971 and the University of Georgia School of Law in 1975. Mr. Webb has served as the president of the Fayette County Chamber of Commerce, the state chairman of Lawyers for Dole, first vice-chairman of the Sixth District Republican Party, chairman of the International Society, and general counsel for the Sixth District Republican Party. He has volunteered as the fund-raising campaign chairman of the Boy Scouts of America, chairman of the Fayette County cystic fibrosis campaign, and as a member of the governor's task force on DUI. He currently is a board member of the Fayette Community Foundation. Mr. Webb has been a director of The Bank of Georgia since 1999.

     Set forth below is also information about each of our other directors and each of our executive officers. Each director listed below is also an organizer and a director of our holding company and our bank.

     Arlie C. Aukerman, 81, Class I director since our formation in 2001, was the chairman and president of A.C. Aukerman Company, a construction firm located in Lovejoy, Georgia from 1950 until his retirement in 1993. He was a director of Fayette County Bank from 1989 until 1999. Mr. Aukerman has been a director of The Bank of Georgia since 1999.

     Joseph S. Black, 55, Class I director since our formation in 2001, serves as the vice chairman of the board of the bank and our company. Mr. Black has been the president and chief executive officer of Pathway Communities, Inc. (formerly Peachtree Development Corporation), a real estate development company located in Peachtree City, Georgia since 1991. Mr. Black formerly served as a director and secretary of Fayette County Bank from 1989 until 1999. Mr. Black is a 1969 graduate of North Carolina State University. He serves his community through his involvement as an executive board member of the Flint River Boy Scouts Council, a member of the Newnan-Coweta Chamber of Commerce, and a life member of the Fayette County Chamber of Commerce. Mr. Black has been a director of The Bank of Georgia since 1999.

     Rick A. Duncan, 49, Class I director since our formation in 2001, serves as our senior loan officer and one of our executive vice presidents of the bank. Mr. Duncan has 21 years of banking experience in lending and credit administration. Mr. Duncan began his career with The Citizens & Southern National Bank of Clayton County in 1978, and he subsequently served as vice president and commercial loan officer with Tara State Bank in Riverdale, Georgia from 1983 to 1995. In 1995, Mr. Duncan joined Fayette County Bank in Peachtree City, Georgia where he served as senior vice president of lending and as a director until May 1999, when he left to join The Bank of Georgia. Mr. Duncan received a B.A. degree in 1975 from West Georgia College and is a graduate of the School of Banking of the South (LSU). Mr. Duncan currently serves as a life member of the board of the Fayette County Heart Association. Mr. Duncan has been a director of The Bank of Georgia since 1999.

     Dale K. Geeslin, 46, Class I director since our formation in 2001, serves as our secretary. Mr. Geeslin has been a partner in the certified public accounting firm of Geeslin, Cordle, Johnson & Wetherington, LLP since May 1988. Mr. Geeslin graduated from Auburn University in 1981 with a BSBA in accounting. He has served as Finance Committee Chairman of the First Baptist Church of Peachtree City, Chairman of the Peer Review Executive Committee of the Georgia Society of CPA's, and Co-Chairman of Fayette County Ducks Unlimited. Mr. Geeslin has been a director of The Bank of Georgia since 1999.

     Malcolm R. Godwin, 47, Class II director since our formation in 2001, serves as one of our executive vice presidents of the bank. Mr. Godwin most recently served as the executive vice president and as a director of Fayette County Bank in Peachtree City, Georgia from 1995 until his resignation in February 1999, when he left to join The Bank of Georgia. Mr. Godwin previously served as the senior vice president and senior lending officer of Peachtree National Bank from 1989 until 1995 and as vice president of Wachovia Bank in Atlanta, Georgia from 1981 until 1989. He graduated from Georgia State University in 1977. Mr. Godwin has served as a member of the Tyrone Development Authority and Zoning and Planning Commission. Mr. Godwin has been a director of The Bank of Georgia since 1999.

     William R. Hancock, Jr., 46, Class II director since our formation in 2001, has been a partner in the law firm of Glover & Davis, P.A., in Peachtree City, Georgia since 1990, and a partner in F&H Investment Company, a Peachtree City real estate firm, since 1997. Mr. Hancock served on the advisory board of First Union National Bank from 1995 until 1999. He graduated from the Furman University in l978 and the University of Georgia School of Law in 1981. Mr. Hancock served as the Chairman of the City of Newnan Development Authority and is a member of the board of directors of Newnan Hospital. Mr. Hancock has been a director of The Bank of Georgia since 1999.

     Clyde A. McArthur, 47, has been our chief financial officer since our formation in 2001. From 1998 until he joined our bank as chief financial officer and senior vice-president in January 2000, Mr. McArthur served as chief financial officer of The Bank of Newnan/Regions Newnan. He also served as the chief financial officer of Century Bank & Trust located in Milledgeville, Georgia from 1994 to 1998. Mr. McArthur graduated from Kennesaw State University in 1984 with a B.S. degree in Accounting and passed all four parts of the Uniform CPA examination in November, 2001.

     Vincent M. Rossetti, 49, Class II director since our formation in 2001, is the president of Ravin Homes, Inc., a residential home building company in Peachtree City, Georgia where he has been employed since 1982. Mr. Rossetti is also the manager of MiRome, LLC, a real estate company that owns and manages office buildings. He graduated from Towson State University in 1977 with a degree in business/economics. Mr. Rossetti served on the Board of Trustees of Peachtree Regional Hospital and was President of the Mid-West Georgia Homes Builders Association. He currently volunteers as a member of the board of directors of the Fayette County Family YMCA. Mr. Rossetti has been a director of The Bank of Georgia since 1999.

     Donnie H. Russell, 58, Class II director since our formation in 2001, has been the owner and president of Parham Industries, Inc., a manufactured housing sales company, since 1968. Mr. Russell is also a director and part-owner of Signal Homes, a manufactured home production company founded in 1997. He has been very active in the community banking market. He was an organizer and director of both Fayette County Bank in Peachtree City and Commerce Bank in Atlanta, Georgia. Mr. Russell graduated from Auburn University in 1967. Mr. Russell has been a director of The Bank of Georgia since 1999.

     Eric K. Smith, 36, has served as a senior vice president of our bank since March 2001. Prior to joining The Bank of Georgia, he served as a vice-president commercial lending with Branch Bank & Trust, in Newnan, Georgia from July 2000 until joining the bank and as senior loan originator with First Citizens Bank, FSB, in Newnan, Georgia from 1987 until First Citizens was acquired by Branch Bank & Trust in July 2000. Mr. Smith graduated from Georgia State University in 1995 with a B.A., in Marketing.

                Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

     The following table shows the cash compensation paid for the years ended December 31, 2000 through 2002 to our chief executive officer and each other executive officer who received total annual compensation, including salary and bonus, in excess of $100,000 in 2002.

                           Summary Compensation Table

                                                                                           Long Term Compensation
                                                                                                   Awards
                              Annual Compensation
                                                                          Other Annual      Number of Securities
Name and Principal Position             Year      Salary       Bonus      Compensation 1     Underlying Options
---------------------------             ----      ------       -----      -------------      ------------------

Ira P. Shepherd, III                    2002    $140,900 2   $45,489           --                    --
                                                         -
    President and Chief                 2001    $109,000     $20,982           --                    --
    Executive Officer                   2000    $ 75,000      $ 6,000          --                    --

Clyde A. McArthur                       2002    $ 93,187      $25,159          --                    --
    Chief Financial Officer             2001    $ 79,048      $13,244          --                    --
                                        2000    $ 63,282      $ 6,000          --                    --

Rick A. Duncan                          2002    $140,900 2    $45,489          --                    --
                                                         -
    Senior Vice President               2001    $109,000      $20,982          --                    --
    Senior Lending Officer              2000    $ 75,000      $ 6,000          --                    --

Malcolm R. Godwin                       2002    $140,900 2    $45,489          --                    --
                                                         -
    Executive Vice President            2001    $109,000      $20,982          --                    --
                                        2000    $ 75,000      $ 6,000          --                    --

Eric K. Smith                           2002    $132,000      $35,500          --                    --
    Senior Vice President               2001    $125,000      $17,000          --                    --

(1) Executive officers of the company also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed the lesser of either $50,000 or 10% of the executive's annual salary and bonus.
(2) In 2002, Mr. Shepherd, Mr. Duncan, and Mr. Godwin each were paid $3,400 in directors' fees in addition to their base salaries.

Employment Agreements

     We do not have employment agreements with our officers.

The Bank of Georgia 401(k) Plan

     Our bank adopted a 401(k) plan covering all employees with more than one year of service who have attained the age of 21. The Bank of Georgia 401(k) Plan became effective on January 1, 2000. The plan permits eligible employees to make before-tax contributions to the plan through payroll deductions subject to the limits imposed under Federal tax law. We may also make matching contributions to the plan equal to the percentage of the participants contribution during a particular year. Our level of participation in the plan is determined annually by the board of directors. For the year ended 2002, we matched one-half of each participant's contribution up to a maximum of 6% of each participant's salary. We intend to match contributions during the months of January and February, 2003 under the same formula. Beginning in March, 2003, we intend to match 100% of each participant's contribution up to a maximum of 6% of each participant's salary. The plan permits each participant to direct the investment of the assets in his individual account. Contributions by the participant are always 100% vested. In general, participants may withdraw benefits upon termination of employment after attaining normal retirement age and upon termination of the plan. In addition, participants may withdraw their contributions if they terminate employment before attaining normal retirement age, attain normal retirement age but continue to work, become disabled, or incur a financial hardship.

Option Grants In Last Fiscal Year

     Pursuant to Georgia Bancshares, Inc. 2001 Stock Incentive Plan, approved by our shareholders on March 1, 2001, we may grant options for up to 350,635 shares to our officers, directors, and employees. The following options were issued to named officers in 2002.

                                    Number of        Percent of
                                   Securities       Total Options     Exercise or
                                   Underlying        Granted to        Base Price
                                     Options        Employees in       (Dollars per     Expiration
                                    Granted           Fiscal Year        Share)            Date
                                ---------------  ------------------  ---------------  -------------

     Ira P. Shepherd, III            11,675              16.3%           $10.00         02/21/2012

       Clyde A. McArthur              8,750              12.2%           $10.00         02/21/2012

        Rick A. Duncan                8,750              12.2%           $10.00         02/21/2012

       Malcolm R. Godwin              8,750              12.2%           $10.00         02/21/2012

         Eric K. Smith                8,750              12.2%           $10.00         02/21/2012

Aggregated Option Exercises and Year-End Option Values

                                   Number of Unexercised Securities            Value of Unexercised In-the-Money
                              Underlying Options at Fiscal year End (#)        Options at Fiscal Year End ($)(1)
                              -----------------------------------------        ---------------------------------
Name                            Exercisable           Unexercisable            Exercisable          Unexercisable
----                            -----------           -------------            -----------          -------------
Ira P. Shepherd, III               38,077                 20,474                $393,644.20          $182,431.85
Clyde A. McArthur                   5,118                 15,353                $ 45,604.40          $136,802.90
Rick A. Duncan                     53,701                 20,475                $560,040.10          $182,432.25
Malcolm R. Godwin                  54,567                 20,475                $569,263.00          $182,432.25
Eric K. Smith                       5,118                 15,353                $ 45,604.40          $136,802.90

---------------------------

(1) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($17.045) of the underlying common stock at December 31, 2002. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option. There is no active trading market for our stock. However, based on the limited number of transactions of which we are aware, we believe the value of our stock was approximately $17.045 at December 31, 2002.

Director Compensation

     The company and the bank paid directors' fees of $200 for each monthly meeting attended in January through May 2002, and paid directors' fees of $300 for each monthly meeting attended in June through December 2002, including a $150 fee for each of our bank committee meetings attended during the year ended December 31, 2002.

                          Security Ownership of Certain
                        Beneficial Owners and Management
General

     The following table shows how much common stock in the company is owned by our directors, named executive officers, and owners of more than 5% of the outstanding common stock, as of March 28, 2003.

                                                                                      Percentage of
                                          Number of Shares          Rights to           Beneficial
                   Name                       Owned (1)             Acquire(2)         Ownership(3)
       -----------------------------     --------------------    -----------------    ---------------
       Arlie C. Aukerman                      130,208                  26,041             6.6%
       Joseph S. Black                         54,688                  54,688             4.6%
       Rick A. Duncan                          51,875                  53,701             4.4%
       Dale K. Geeslin                         24,939                  23,438             2.1%
       Malcolm R. Godwin                       53,242                  54,567             4.5%
       W. Robert Hancock, Jr.                  28,438                  23,437             2.2%
       Clyde A. McArthur                           20                   5,118               *
       Vincent M. Rossetti                     56,875                  46,875             4.4%
       Donnie H. Russell                       51,585                  46,875             4.1%
       Thomas G. Sellmer                       65,500                  65,000             5.4%
       Ira Pat Shepherd, III                   32,250                  38,077             3.0%
       Eric K. Smith                           15,375                   5,118               *
       Enrico A. Stanziale                     46,875                  46,875             3.9%
       James H. Webb, Jr.                      32,829                  32,829             2.8%

       Executive officers and
       directors as a group (14
       persons)                               644,695                 522,639            40.8%


*  Less than 1%

(1)  Includes shares for which the named person:

     o   has sole voting and investment power,

     o has shared voting and investment power with a spouse or other person, or

     o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

     o Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising stock options or warrants but does not include any other stock options.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

                Meetings and Committees of the Board of Directors

     During the year ended December 31, 2002, the board of directors of the company held five meetings and the board of directors of the bank held 12 meetings. All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

     The company's board of directors has appointed a number of committees, including an audit and compensation committee. The audit committee was composed of Mssrs. Geeslin, Stanziale, Sellmer and Rossetti. Each of these members are considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee met four times in 2002.

     The audit committee has the responsibility of reviewing internal audit and compliance reports, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee has not adopted a formal written charter; however, it is considering doing so in the near future. The audit committee reports its findings to the board of directors.

                   Report of the Audit Committee of the Board

     The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

     The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditor's independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to the company's board of directors that the audited financial statements be included in the company's Annual Report and referenced on SEC Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the SEC.

     The report of the audit committee is included herein at the direction of its members, Mssrs. Geeslin, Stanziale, Sellmer and Rossetti.

Audit Fees

     The aggregate fees billed for professional services rendered by the independent auditors during the company's 2002 fiscal year for review of the company's annual financial statements and those financial statements included in the company's quarterly reports filed on SEC Form 10-QSB totaled approximately $37,755.

Financial Information Systems Design and Implementation Fees

     We did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the year ended December 31, 2002.

All Other Fees

     The aggregate fees billed for non-audit services rendered by the independent auditors during the company's 2002 fiscal year totaled $4,520 for preparation of income tax returns for fiscal year 2001. The audit committee believes that the provision of these services is compatible with maintaining the principal accountant's independence.

Other Committees

     Our compensation committee is responsible for establishing the compensation plans for the company. Its duties include the development with management of all benefit plans for employees of the company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met two times during the year ended December 31, 2002. The compensation committee is composed of Messrs. Russell, Geeslin and Aukerman.

     We do not have a nominating committee or a committee serving a similar function.


                 Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

     We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is the our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features us. Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intends for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.


      Compliance with Section 16(a) of the Securities Exchange Act of 1934

Not Applicable.


                              Independent Auditors

     We have selected the firm of Abbot Jordan & Koon, LLC to serve as our independent auditors for the year ending December 31, 2003. We expect that a representative from this firm will be present and available to answer questions at the annual meeting and will have the opportunity to make a statement if he or she desires to do so.


        Shareholder Proposals for the 2004 Annual Meeting of Shareholders

     If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2004 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 16, 2003. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

April 14, 2003

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                            GEORGIA BANCSHARES, INC.
                           To be held on May 14, 2003


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby constitutes and appoints Ira P. Shepherd, III and Dale K. Geeslin, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of Georgia Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the company's office located at 100 West Park Drive, Peachtree City, Georgia 30269, on May 14, 2003 at 4:30 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "for" Proposal No. 1 to elect the four identified Class III directors to serve on the board of directors.


1. PROPOSAL to elect the four identified Class III directors.

        Thomas G. Sellmer
        Ira P. Shepherd, III
        Enrico A. Stanziale
        James H. Webb, Jr.

        |_|      FOR all nominees                  |_|  WITHHOLD AUTHORITY
                 listed (except as marked to            to vote for all nominees
                 the contrary)

        (INSTRUCTION:    To withhold authority to vote for any individual
                         nominee(s), write that nominees name(s) in the space provided below).



Dated:                          , 2003      Date:                          ,2003
      --------------------------                 --------------------------


--------------------------------            -------------------------------
Signature of Shareholder(s)                 Signature of Shareholder(s)

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.